UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 29, 2026
Date of Report (date of earliest event reported)
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Innventure, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-42303 (Commission File Number)	93-4440048 (I.R.S. Employer Identification Number)
6900 Tavistock Lakes Blvd, Suite 400 Orlando, Florida 32827
(Address of principal executive offices and zip code)
(321) 209-6787
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INV	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Daniel Hennessy, a member of the Board of Directors (the “Board”) of Innventure, Inc. (“Innventure” or the “Company”), resigned from the Board and the Company’s other committees, including the Audit Committee, effective as of April 29, 2026.
On April 29, 2026, the Company informed The Nasdaq Stock Market LLC (“Nasdaq”) that, as a result of Mr. Hennessy’s resignation from the Board and the Audit Committee, the Company was rendered noncompliant with Nasdaq Listing Rule 5605(c)(2)(A) which, among other things, requires that the Audit Committee of a Nasdaq-listed company have at least three members, each meeting independence and certain other criteria. Mr. Hennessy’s resignation resulted in the Company’s Audit Committee having only two members.
In accordance with Nasdaq Listing Rule 5606(c)(4)(B), the Company has an automatic cure period in order to regain compliance with Nasdaq Listing Rule 5605(c)(2)(A) (the “cure period”), which cure period will expire on October 26, 2026. The Company expects to regain compliance with Nasdaq Listing Rule 5605(c)(2)(A) by or before the end of the cure period by appointing an additional qualifying Company director to the Audit Committee.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
As described in Item 3.01 of this Current Report on Form 8-K, Daniel Hennessy resigned from the Board and the Company’s other committees effective as of April 29, 2026. Mr. Hennessy’s decision to resign was not a result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.
On April 29, 2026, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed John Hewitt to fill the vacancy created by Mr. Hennessy’s resignation, effective April 29, 2026. The Board has not yet determined which committees Mr. Hewitt will be appointed to, if any. There are no arrangements or understandings between Mr. Hewitt and any other persons pursuant to which Mr. Hewitt was selected as a director. Mr. Hewitt has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Hewitt will participate in the Company’s non-management director compensation program, which is described in the Company’s Definitive Proxy Statement for the 2026 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 30, 2026. Additionally, Mr. Hewitt will enter into an indemnification agreement with the Company that is consistent with the standard form that was filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 30, 2026.
Item 8.01 Other Events.
On April 30, 2026, the Company issued a press release announcing that its Board of Directors has (a) appointed John Hewitt to fill a vacancy on the Board created by the resignation of Daniel Hennessy and (b) nominated Catriona Fallon to stand for election as a member of the Board at the Company’s 2026 Annual Meeting of Stockholders on June 17, 2026. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release of Innventure, Inc. dated April 30, 2026
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNVENTURE, INC.

Date: April 30, 2026	By:	/s/ David Yablunosky
	Name:	David Yablunosky
	Title:	Chief Financial Officer